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                                                                   Exhibit 10.33

                                  XYGENT, INC.
                           2002 EQUITY INCENTIVE PLAN

1.  PURPOSE

     The purpose of this Equity Incentive Plan (the "Plan") is to advance the interests of Xygent, Inc. (the "Company") and such companies as may from time to time be its subsidiaries by enhancing their ability to attract and retain employees and other individuals or entities who are in a position to make significant contributions to the success of the Company and such subsidiaries through awards based on the Company's common stock, par value $.01 per share ("Stock"), and/or through cash incentives.

     The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, Other Stock-Based Awards, or loans or supplemental grants, or combinations thereof, all as more fully described below.

2.  ADMINISTRATION

     Except as provided in the following paragraph, the Plan will be administered by a committee of the Board of Directors of the Company (the "Board") designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. During such times as any Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), at least two members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code") (the "Outside Directors"). If, during any such time, any member of the Committee is not an Outside Director or a non-employee director, a sub-committee (the "Sub-Committee") consisting solely of directors who are both non-employee directors and Outside Directors shall administer the Plan in connection with Awards to "officers" of the Company within the meaning of Section 16(b) of the 1934 Act or with respect to any Award intended to be exempt under Section 162(m)(3) of the Code. Any references to the Committee in this Plan shall also mean the Sub-Committee.

     If the Board so determines, it may administer the Plan directly rather than through a committee. In such event, all references to the Committee in this Plan (other than the committee composition and governance provisions of the immediately preceding paragraph) shall be deemed to refer to the Board.

     The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award, including provisions for accelerated vesting upon the achievement of Company stock price levels; (e) waive compliance by a holder of an Award with any obligations to be performed by such

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holder under the Award and waive any terms or conditions of an Award; (f)
subject to the provisions of Section 6.1(b), amend or cancel an existing Award in whole or in part (and if an award is canceled, grant another Award in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of any instruments to be used under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 7.3 or Section 8.6. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Committee shall exercise its discretion consistent with qualifying the Award for such exception.

3.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan will become effective on the date on which it is approved by the stockholders of the Company. Awards may be made prior to such stockholder approval if made subject thereto. No Award may be granted under the Plan after April 8, 2012 (the 10th anniversary of the day before Board approval), but Awards previously granted may extend beyond that date.

4.  SHARES SUBJECT TO THE PLAN

     (a) Number of Shares. Subject to adjustment as provided in Section 8.6, the aggregate number of shares of Stock that may be delivered under the Plan will be 30,300. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants. Shares of Restricted Stock that have been forfeited in accordance with the terms of the applicable Award and shares held back, in satisfaction of the exercise price or tax withholding requirements, from shares that would otherwise have been delivered pursuant to an Award shall also be available for future grants. The number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes.

     (b) Shares to be Delivered. Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired and held by the Company. No fractional shares of Stock will be delivered under the Plan.

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5.  ELIGIBILITY AND PARTICIPATION

     Each key employee of the Company or any of its subsidiaries (an "Employee") and each other individual or entity (other than employees of the Company or any of its subsidiaries, but including without limitation directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, other individual or entity receiving an Award, "a Participant"). Participants shall also include individuals who have accepted an offer of employment from the Company and who the Company reasonably believes will be key employees upon commencing employment with the Company (a "New Hire"). For purposes of the Plan, a "subsidiary" is any corporation (other than the employer corporation) that would be treated as a subsidiary of the Company for purposes of Section 424(f) of the Code. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

6.  TYPES OF AWARDS

6.1  Options.

     (a) Nature of Options. An option ("Option") is an Award giving the recipient the right on exercise thereof to purchase Stock.

     Both "incentive stock options", as defined in Section 422(b) of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not ISOs, may be granted under the Plan. ISOs shall be awarded only to Employees. An Option awarded under the Plan shall be a non-ISO unless it is expressly designated as an ISO at time of grant. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status under the Code as an incentive stock option will be effective without consent of the Option holder.

     (b) Exercise Price. The exercise price of an Option will be determined by the Committee subject to the following:

          (1) The exercise price of an Option intended to be an ISO shall not be less than 100% of the fair market value of the Stock subject to the Option, determined as of the effective date of grant of the Option.

          (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

     (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

     (d) Exercise of Options; Vesting. An Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the exercisability of an Option. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents

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required by the Committee and (2) payment in full in accordance with paragraph
(e) below for the number of shares for which the Option is exercised. If desired the Committee may provide for vesting prior to the date the Option becomes exercisable.

     (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the instrument evidencing his Option (or in the case of an Option which is not an ISO, by the Committee at or after the grant of the Option), (i) through the delivery of shares of Stock which have been held for at least six months (unless the Committee approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, (ii) by delivery of a promissory note of the Participant to the Company containing such terms as are specified by the Committee (provided that if the Stock delivered upon exercise of the Option is an original issue of authorized but unissued Stock, at least so much of the exercise price as represents the par value of the Stock shall be paid in cash), (iii) during any period in which the Stock is publicly traded, by use of a broker-assisted exercises program acceptable to the Company, or (iv) by any combination of the foregoing permissible forms of payment.

6.2  Stock Appreciation Rights.

     (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right ("Stock Appreciation Right" or "SAR") is an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited) to appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee.

     (b) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

          (1) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, (A) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option and may be exercised only when the market price of the Stock, subject to the Option, exceeds the exercise price; (B) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to fewer than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (C) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and
     (D) the Stock Appreciation Right will be transferable only with the related Option.

          (2) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. Except as otherwise determined by the Committee, any period during which a Participant who is an Employee is on an unpaid leave of

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     absence (or other unpaid absence) from the Company shall toll the period of time over which a Stock Appreciation Right becomes exercisable. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

          Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

6.3  Restricted and Unrestricted Stock.

     (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant or sell shares of Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below ("Restricted Stock").

     (b) Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award and making payment of the purchase price. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, in the resolution approving the Award, or in such other manner as it deems appropriate. The stock certificate representing the Restricted Stock shall be appropriately legended to reflect the applicable restrictions.

     (c) Transferability and Other Restrictions. Except as otherwise provided in this Section 6.3, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the "Restricted Period"). Except as the Committee may otherwise determine under Section 7.1 or Section 7.2, if a Participant dies or suffers a Status Change (as defined at Section 7.2(a)) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant such shares of Restricted Stock shall be automatically forfeited to the Company.

     During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company's possession any certificate or certificates representing such shares.

     (d) Removal of Restrictions. Except as otherwise provided in this Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become free from restrictions under the Plan upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Committee shall have the right at any time, in its sole discretion, immediately to waive or accelerate all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

     (e) Notice of Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must give a copy of the election to the Company within ten days after filing with the Internal Revenue Service.

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     (f) Voting Rights, Dividends and Other Distributions. During the Restricted
Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock, including any dividends and distributions paid in shares, shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

     (g) Other Awards Settled with Restricted Stock. The Committee may, at the time any Award described in this Section 6 is granted, provide that any or all of the Stock delivered pursuant to the Award will be Restricted Stock.

     (h) Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock free of restrictions under the Plan in such amounts and upon such terms and conditions as the Committee shall determine.

6.4  Deferred Stock.

     A Deferred Stock Award ("Deferred Stock Award") is an unfunded and unsecured promise by the Company to deliver shares of Stock in the future ("Deferred Stock"). Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this Section 6 is granted, the Committee may provide that any or all of the Stock delivered pursuant to the Award will be Deferred Stock.

6.5  Performance Awards.

     The Committee may, at the time an Award described in Sections 6.1, 6.2, 6.3, 6.4 or 6.7 is granted, impose the additional condition that performance goals must be met prior to the Participant's realization of any vesting, payment or benefit under the Award. In addition, the Committee may make awards entitling the Participant to receive an amount in cash upon attainment of specified performance goals (a "Cash Incentive"). Any Award or Cash Incentive made subject to performance goals as described in the preceding two sentences shall be a "Performance Award." The Committee will determine the performance measures, the period or periods during which performance is to be measured, and all other terms and conditions applicable to the Performance Award. The performance measures to which a Performance Award is subject may be related to personal performance, corporate performance, departmental performance, or any other category of performance established by the Committee, including the achievement of specified Company stock price levels.

6.6  Loans and Supplemental Grants.

     (a) Loans. The Company may make a loan to a Participant, either at the time of or after the grant to him or her of any Award. Such a loan may be made in connection with either the purchase of Stock under the Award or the payment of any federal, state, and local income tax in respect of income recognized as a result of the Award. The Committee will have full authority to decide whether to make such a loan and to determine the amount, terms and conditions of the loan, including the interest rate (which may be zero), whether the loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan may have a term (including extensions) exceeding ten years in duration.

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       (b) Cash Grants. In connection with any Award, the Committee may at the time such Award is made or at a later date provide for and make a cash payment to the Participant not to exceed an amount equal to (a) the amount of any federal, state and local income tax on ordinary income for which the Participant will be liable with respect to the Award, plus (b) an additional amount on a grossed-up basis necessary to make him or her whole after tax, discharging all the Participant's income tax liabilities arising from all payments under this
Section 6, all based on such reasonable estimates of applicable tax rates as the Committee may determine.

6.7  Other Stock-Based Awards.

       (a) Nature of Awards. The Committee may grant other Awards under which Stock is or may in the future be acquired ("Other Stock-Based Awards"). Such awards may include, without limitation, debt securities convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. Such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt shall be issued unless the Committee shall have provided (by Company right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt to prevent a Company transaction by reason of covenants in such debt.

       (b) Purchase Price; Form of Payment. The Committee may determine the consideration, if any, payable upon the issuance or exercise of an Other Stock-Based Award. The Committee may permit payment by certified check or bank check or other instrument acceptable to the Committee or by surrender of other shares of Stock (excluding shares then subject to restrictions under the Plan).

       (c) Forfeiture of Awards; Repurchase of Stock; Acceleration or Waiver of Restrictions. The Committee may determine the conditions under which an Other Stock-Based Award shall be forfeited or, in the case of an Award involving a payment by the recipient, the conditions under which the Company may or must repurchase such Award or related Stock. At any time the Committee may in its sole discretion accelerate, waive, or, amend any or all of the limitations or conditions imposed under any Other Stock-Based Award.

7.  EVENTS AFFECTING OUTSTANDING AWARDS

7.1  Death or Disability.

       Except as the Committee may otherwise determine, if a Participant dies or becomes permanently and totally disabled (as determined by the Committee), the following will apply:

       (a) All Options and Stock Appreciation Rights held by the Participant, or by a permitted transferee of the Participant, immediately prior to death or such permanent and total disability, to the extent then exercisable, may be exercised
(i) in the case of an Option or Stock Appreciation Right then held by the Participant, by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution or the Participant's guardian, or (ii) in the case of an Option or Stock Appreciation Right then held by a permitted transferee of the Participant, by such permitted transferee, in either case at any time within the one year period ending with the first anniversary of the Participant's death or permanent and total disability, as the case may be (or such shorter or longer period as the Committee may determine), and

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shall thereupon terminate. If such a Participant becomes permanently and totally disabled (as determined by the Committee) while holding an Option or Stock Appreciation Right and thereafter dies while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right will be exercisable for one year from the date of death. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. All Options and Stock Appreciation Rights held by a Participant, or by a permitted transferee of a Participant, immediately prior to the Participant's death or permanent and total disability that are not then exercisable shall accelerate and become vested at such death or permanent and total disability.

       (b) All Restricted Stock held by the Participant or by a permitted transferee of the Participant must be transferred to the Company (and, in the event any certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant or permitted transferee in accordance with Section 6.3(c)).

       (c) Any payment or benefit under a Deferred Stock Award, Performance Award, Supplemental Grant, or Other Stock-Based Award to which the Participant or permitted transferee was not irrevocably entitled prior to death or such permanent and total disability will be forfeited and the Award canceled as of the time of death or such permanent and total disability.

7.2  Termination of Service (Other Than By Death or Disability).

       If (i) a Participant who is an Employee ceases to be an Employee for any reason other than death or permanent and total disability (as defined above),
(ii) there is a termination (other than by reason of death or permanent and total disability or satisfactory completion of the project or service as determined by the Committee) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder or
(iii) a New Hire's offer of employment is terminated prior to the New Hire commencing employment with the Company or the New Hire does not commence his or her employment with the Company within two months after receipt of an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), then, except as the Committee may otherwise determine, the following will apply:

       (a) All Options and Stock Appreciation Rights held by the Participant, or by the Participant's transferee, that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months (or one year in the case of retirement at or after age 60 with the consent of the Company), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change or unless the Status Change results from a discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies. A Status Change will be deemed to have occurred, in the case of an employee Participant, upon termination of the

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Participant's employment with the Company and its Subsidiaries (whether or not the Participant continues in the service of the Company or its Subsidiaries in some capacity other than that of an employee of the Company or its Subsidiaries) and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Subsidiaries in some other capacity).

       (b) All Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c) above.

       (c) Any payment or benefit under a Deferred Stock Award, Performance Award, Supplemental Grant, or Other Stock-Based Award to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award canceled as of the date of such Status Change.

7.3  Certain Corporation Transactions.

       (a) In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the complete liquidation of the Company or the sale or transfer of substantially all of the Company's assets (a "Covered Transaction"), all outstanding Options will terminate as of the effective date of the Covered Transaction unless assumed in accordance with paragraph (d) below.

       (b) Subject to paragraphs (c) and (d) below, the Committee may, in its sole discretion, prior to the effective date of the Covered Transaction, (1) accelerate the exercisability of any outstanding Option or SAR, in whole or in part, (2) remove the restrictions from each outstanding share of Restricted Stock, (3) cause the Company to make any payment and provide any benefit under each outstanding Deferred Stock Award, Performance Award, and Supplemental Grant which would have been made or provided with the passage of time had the transaction not occurred and the Participant remained an employee, or (4) forgive all or any portion of the principal of or interest on a loan.

       (c) If an outstanding Award is subject to performance or other conditions (other than conditions relating to the mere passage of time and continued employment) which will not have been satisfied at the time of the Covered Transaction, the Committee may, in its sole discretion, remove such conditions. If it does not do so however, such Award will terminate, because the conditions have not been satisfied, immediately prior to consummation of the Covered Transaction notwithstanding paragraphs (a) and (b) above.

       (d) With respect to an outstanding Award held by a Participant who, following the Covered Transaction, will be employed by or otherwise providing services to a corporation which is a surviving or acquiring corporation in such transaction or an affiliate of such a corporation, the Committee may arrange to have such surviving or acquiring corporation or affiliate either assume the Award or grant to the Participant a replacement award, in either case on such terms as the Committee deems appropriate under the circumstances. In the case of an assumed or substitute Option intended to be an Incentive Stock Option, the requirements of Section 424 (a) of the Code shall be satisfied except as otherwise provided by the Committee.

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8.  GENERAL PROVISIONS

8.1  Documentation of Awards.

       Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

8.2  Rights as a Stockholder, Dividend Equivalents.

       Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, only upon the issuance of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

8.3  Conditions on Delivery of Stock.

       The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed or traded on or by means of any stock exchange, The Nasdaq National Market, or any other bulletin board or exchange mechanism (any of the foregoing, an "exchange") until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance (or other requirements for the trading of such shares by means of such exchange have been satisfied), and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

       If, at the time any shares of Stock are to be delivered pursuant to the Plan, the Stock is not publicly traded (or is publicly traded but the Company or shareholders of the Company are subject to one or more agreements restricting sales or other dispositions of the Stock), the Committee may require, as a condition to any such delivery of Stock pursuant to the Plan, that the Participant or other person to whom such shares are to be delivered first execute a shareholder agreement, a stock transfer agreement or similar agreement as the Committee may determine.

       If an Award is exercised by a permitted transferee of by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such transferee or representative.

8.4  Tax Withholding.

       The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

       In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock or removal of restrictions thereon. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant. The Committee may also, but need not, permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements on any Award.

       If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding under the preceding paragraph of this Section 8.4, if the Committee determines that a withholding responsibility may arise in connection with the exercise, (b) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Stock received upon exercise, and (c) to give such security as the Committee deems adequate to meet the potential liability of the Company for other withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

8.5  Transferability of Awards.

       No ISO or, unless otherwise permitted by the Committee, other Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution or, during a Participant's lifetime, exercised other than by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

8.6  Adjustments in the Event of Certain Transactions.

       (a) In the event of a stock dividend, stock split or combination of shares, re-capitalization or other change in the Company's capitalization, or other distribution to holders of Stock other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4(a), Section 4(b), and Section 6.5.

       (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

       (c) In the case of ISOs or Awards intended to qualify for the "performance-based compensation" exception under Section 162(m)(4)(C) of the Code, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the Option or other Award under
Section 422 of the Code or Section 162(m) of the Code, as the case may be.

8.7  Employment or Other Rights, Etc.

       Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

8.8  Deferral of Payments.

       The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

8.9  Past Services as Consideration.

       Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9.  EFFECT, AMENDMENT AND TERMINATION

       Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees or other persons.

       The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code, where the compensation is intended by the Committee to so comply.

10.  GOVERNING LAW

       The Plan shall be construed in accordance with the General Corporation Law of the State of Delaware.